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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Waterlink, Inc.; 1997 Non-Employee Director Stock Option Plan of Waterlink, Inc.; Waterlink, Inc. Amended and Restated 1995 Stock Option Plan, and the Waterlink, Inc. 1997 Omnibus Incentive Plan of (i) our report dated November 27, 1996 (except Notes 2 and 5, as to which the date is March 5, 1997), with respect to the consolidated financial statements of Waterlink, Inc.; (ii) our report dated February 28, 1997 with respect to the financial statements of Mass Transfer Systems, Inc.; and
(iii) our report dated March 7, 1997 with respect to the consolidated financial statements of Water Equipment Technologies, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-25249), filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Canton, Ohio
June 23, 1997